JPMORGAN INSURANCE TRUST
(formerly One Group Investment Trust)
BYLAWS
as Amended and Restated
December 31, 2012

ARTICLE I

TERMS

 The terms "Commission," "Declaration," "Investment Adviser," "Majority
Shareholder Vote," "1940 Act," "Shareholder," "Shares," "Transfer Agent," "Trust,"
"Trust Property," and "Trustees" have the respective meaning given them in the
Declaration of Trust of One Group(r) Investment Trust dated June 7, 1993, as amended from time to time.

ARTICLE II

OFFICE

 Section 1.  Principal Office. Until changed by the Trustees, the registered office of the Trust in the Commonwealth of Massachusetts shall be in the City of
Boston, County of Suffolk. In addition, the Trust shall maintain outside the
Commonwealth of Massachusetts a principal office at 1111 Polaris Parkway,
Columbus. Ohio.

 Section 2.  Other Offices. The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

      Section 1.  Meetings.  There is no requirement that the Trustees have annual meetings of the Shareholders. In the event the Trustees determine to have an annual meeting of the Shareholders, it shall be held at such place within or without the
Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of
Shareholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall authorize. The holders of a majority of outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders.

 Section 2.  Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purpose of the meeting. shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust, mailed at least ten (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need by given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the
Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

      Section 3.  Record Date for Meetings. For the purpose of determining the
Shareholders who are entitled to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the
Trustees may determine; or without closing the transfer books the Trustees may fix a date no more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

 Section 4.  Proxies. At any meeting of Shareholders, any holder of Shares entitled .to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the
Trustees proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the change or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such control, and such vote may be given in person or by proxy.

      Section 5.  Quorum and Required Vote. Unless a larger quorum is expressly required by any provision of applicable 1aw, the Declaration, or these Bylaws, the presence (in person or by proxy) of a majority of the Shares entitled to vote shall constitute a quorum at a meeting of Shareholders. When any one or more series or classes of Shares is to vote as a single class separate from all other Shares, a majority of the Shares of each such series or class entitled to vote shall constitute a quorum at meeting of Shareholders of such series or class. Unless a larger vote is expressly required by any provision of applicable law, the Declaration, or these Bylaws, when a quorum is present at any meeting of Shareholders, a majority of the Shares voted (in person or by proxy) shall decide any question, including the election of any Trustee, provided that, where any provision of applicable law, the Declaration, or these Bylaws requires that the holders of any one or more series or classes of Shares shall vote as a single class separate from all other Shares, a majority of the Shares of such series or class voted on the matter, including the election of any Trustee, shall decide such matter insofar as such series or class is concerned.

      Section 6.  Adjournments. Broker non-votes, if any, will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn a meeting of Shareholders. Any business that might have been transacted at the meeting of Shareholders originally called may be transacted at any such adjourned meeting of Shareholders at which a quorum is present. Notice of adjournment of a meeting of Shareholders to another time or place does not need to be given if such time and place are announced at the meeting of Shareholders at which the adjournment is taken and the adjourned meeting of Shareholders is held within a reasonable time after the date set for the original meeting.

 Section 7.  Inspection or Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a
Massachusetts business corporation or as required by the 1940 Act.

 Section 8.  Action Without Meetings. Any action which may be taken by
Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the
Declaration or these Bylaws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of
Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV

TRUSTEES

 Section 1.  Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated
meetings need not be given. Meetings of the Trustees other than by regular or stated
meetings shall be held whenever called by the President or by anyone of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or telefaxed to each
Trustee at his business address, or personally delivered to him at least one day before the meeting.  Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written Notice of a waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the
Trustees consent to the action in writing (unless a higher proportion is required by law)
and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

 Section 2.  Quorum and Manner of Acting.  A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these Bylaws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

      Section 3.  Retirement of Trustees. A Trustee shall retire as Trustee at the end of the calendar year in which the Trustee attains the age of 75 years, except that
William Morton shall continue to serve until December 31, 2014.

ARTICLE V

COMMITTEES

 Section 1.  Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to lime, delegate to them except those powers which by law, the Declaration or these Bylaws they are prohibited from delegating. The Trustees may also elect from their own number other
Committees from time to time, the number composing such Committees and powers conferred upon the same (subject to the same limitations with respect to the Executive
Committee) and the term of membership on such Committees to be determined by the
Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

 Section 2.  Meeting, Quorum and Manner of Acting. The Trustees may (1)
provide for slated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required lo constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee,
(4) authorize the making of decisions to exercise specified powers by written action of the requisite number of members of a Committee without a meeting and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

 The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the offices of the Trust.

ARTICLE VI

OFFICERS

 Section 1.  Executive Officers. The Board of Trustees may choose a Chairman of the Board and a Vice Chairman of the Board from among the Trustees. and shall choose a President, a Secretary and a Treasurer who need not be Trustees. The Board of Trustees shall designate as principal executive officer of the Trust either the
Chairman of the Board, the Vice Chairman of the Board, or the President. The Board
of Trustees may choose an Executive Vice President, one or more Senior Vice
Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Trustee. Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held, by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the
Declaration of Trust, by the Bylaws or by resolution of the Board of Trustees to he executed by any two or more officers. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term of the Board of Trustees at any regular or special meeting.

 Section 2.  Chairman and Vice Chairman of the Board. The Chairman of
the Board, if one be elected, shall preside at all meetings of the Board of Trustees and of the shareholders at which he is present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Trustees. The Vice
Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Trustees, and he shall perform such other duties as may from time to time be assigned to him by the Board of Trustees or as may be required by law.

 Section 3.  President. In the absence of the Chairman or Vice Chairman of the
Board, the President shall preside at all meetings of the shareholders at which the
President is present; and in general, shall perform all duties incident to the office of a president of a trust, and such other duties, as from time to time, may be assigned to him by the Board.

 Section 4. Vice  Presidents. The Vice President or Vice Presidents, including any Executive or Senior Vice President or Presidents, at the request of the President or in President's absence or during the President's inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the
Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice
Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

 Section 5. Secretary  and Assistant Secretaries. The Secretary shall: keep the minutes of the meetings of the shareholders, of the Board and of any committees, in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the records of the Trust; see that the corporate seal is affixed to all documents the execution of which, on behalf of the Trust, under its seal, is duly authorized, and when so affixed may attest the same; and in general perform all duties incident to the office of a secretary of a trust, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board, or the President.

 The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President, or the Chairman of the Board,
shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President may from time to time prescribe.

 Section 6.  Treasurer and Assistant Treasurers. The Treasurer shall: have charge of and be responsible for all funds, securities, receipts and disbursements of the
Trust, and shall deposit, or cause to be deposited in the name of the Trust, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time be selected by the Board; render to the President, the Chairman of the Board and to the Board whenever requested, an account of the financial condition of the Trust; and in general, perform all the duties incident to the office of a treasurer of a trust, and such other duties as may be assigned to him by the Board, the President or the Chairman of the Board.

 The Assistant Treasurer, or if there shall be more than one, the Assistant
Treasurers in the order determined by the Board, the President or the Chairman of the
Board shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the President may from time to time prescribe.

 Section 7.  Subordinate Officers. The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President, or the Chairman of the Board may prescribe. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

 Section 8.  Removal. Any officer or agent of the Trust may be removed by the
Board whenever, in its judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any of the person so removed.

 Section 9.  Compensation of Officers and Trustees. Subject to any
applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any
Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

FISCAL YEAR

 The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the last day of December in each year, provided, however, that the
Trustees may from time to time change the fiscal year.

ARTICLE VIII

SEAL

 The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

WAIVERS OF NOTICE

 Whenever any notice whatever is required to be given by law, the Declaration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or sent electronically for the purposes of these Bylaws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or sent electronically. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or sent electronically.

ARTICLE X

CUSTODIAN

 Section 1.  Appointment and Duties. The Trustees shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least five million dollars ($5,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the
Declaration, these Bylaws and the 1940 Act:

(1) to hold the securities owned by the Trust and deliver the same upon written order;

(2) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

      (3) to disburse such funds upon orders or vouchers;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

 The Trustees may also authorize the custodian to employ one or more sub-
custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees; provided that in every case such sub-custodian, shall be a bank or trust company organized under the laws of the
United States or one of the states thereof and having capital, surplus and undivided profits of at least five million dollars ($5,000,000).

 Section 2.  Central Certificate System. Subject to such rules, regulations and orders an the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of
1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

 Section 3.  Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders an the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal
Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

 Section 4.  Provisions of Custodian Contract. The following provisions shall apply to the employment of a custodian pursuant to this Article X and to any contract entered into with the custodian so employed:

(a) The Trustees shall cause to be delivered to the custodian all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the custodian only upon completion of a sale, exchange, transfer, pledge, or other disposition thereof, and upon receipt by the custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its Transfer Agent, all as the Trustees may generally or from time to time require or approve, or to a successor custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor custodian; provided, however, that nothing herein shall prevent delivery of securities for examination to the broker selling the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

(b) In case of the resignation, removal or inability to serve of any such custodian, the Trust shall promptly appoint another bank or trust company meeting the requirements of this Article X as successor custodian. The agreement with the custodian shall provide that the retiring custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor custodian, or a vote of the Shareholders to function without a custodian, the custodian shall not deliver funds and property of the Trust to the Trust, but may deliver them to a bank or trust company of its own selection, having an aggregate capital surplus and undivided profits (as shown in its last published report) of at least $5,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

ARTICLE XI

INDEMNIFICATION

 The Trust shall provide any indemnification required by applicable law and as set forth in the Declaration.

ARTICLE XII

AMENDMENTS

 These Bylaws, or any of them, may be altered, amended or repealed, or new
Bylaws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees,
provided, however, that no Bylaw may be amended, adopted or repealed by the
Trustees if such amendment, adoption or repeal requires, pursuant to law, the
Declaration or these Bylaws, a vote of the Shareholders or if such amendment, adoption or repeal changes or affects the provisions of Sections 1 and 4 of Article X, or the provisions of this Article XII.